Exhibit 4.5

AMENDMENT NO. 1 TO FINANCING DOCUMENTS
This Amendment No.1 to the Financing Documents (this “Amendment”) is made as of July 10, 2019, by and among Health Catalyst, Inc., a Delaware corporation (the “Company”) and the parties listed on the signature pages hereto (the “Stockholders”).
WHEREAS, pursuant to Section 3F of that certain Health Catalyst, Inc. Fifth Amended and Restated Investors’ Rights Agreement, dated as of February 6, 2019, by and among the Company and the investors listed on Schedule I thereto (the “Rights Agreement”), and subject to the qualifications set forth therein, the Rights Agreement may be amended with the written consent of holders of a majority of the Preferred Stock (as defined in the Rights Agreement);
WHEREAS, pursuant to Section 11 of that certain Fifth Amended and Restated Stockholders Agreement, dated as of February 6, 2019, by and among the Company and the Stockholders (as defined therein) (the “Stockholders Agreement”), and subject to the qualifications set forth therein, the Stockholders Agreement may be amended with the written consent of (a) the Company, (b) the Investors (as defined in the Stockholders Agreement) that hold a majority of the Stockholder Shares (as defined in the Stockholders Agreement) then held by the Investors and (c) the Key Holders (as defined in the Stockholders Agreement) that hold a majority of the Stockholder Shares then held by the Key Holders;
WHEREAS, pursuant to Section 9(d) of that certain Fifth Amended and Restated Registration Agreement, dated as of February 6, 2019, by and among the Company, the Investors listed on Schedule of Investors thereto (the “Registration Agreement” and together with the Rights Agreement and the Stockholders Agreement, the “Financing Documents”), and subject to the qualifications set forth therein, the Registration Agreement may be amended with the written consent of the Company and the holders of a majority of the Investor Registrable Securities (as defined in the Registration Agreement); and
WHEREAS, the Company and the Stockholders wish to amend the Financing Documents in order to allow for termination upon certain events.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	The following language is added as a new Section 3S of the Rights Agreement:
“Term. This Agreement shall be effective as of the date hereof and shall continue in effect until and shall terminate upon the consummation of an IPO.”

2.	The following language is added as a new Section 26 of the Stockholders Agreement:
“Term. This Agreement shall be effective as of the date hereof and shall continue in effect until and shall terminate upon the consummation of an IPO; provided that the provisions of Section 24 hereof will survive any such termination under this Section 26.”

1

3.	The following language is added as a new Section 9(n) of the Registration Agreement:
“Termination of Registration Rights. The right of any holder to request registration or inclusion of Investor Registrable Securities in any registration pursuant to Sections 1 or 2 shall terminate upon the earliest to occur of:
(i)    such time after consummation of the IPO as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such holder’s shares without limitation during a three-month period without registration;
(ii)    the fifth anniversary of the IPO.”

4.	Except as expressly amended herein, the Financing Documents shall remain in full force and effect.

5.	This Amendment and any controversy arising out of or relating to this Amendment shall be governed by the internal laws of the State of Delaware, without regard to its principles of conflicts of laws.

6.
This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

2

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

COMPANY:

HEALTH CATALYST, INC.

By:	/s/ Daniel Burton
Name: Daniel Burton
Title: Chief Executive Officer

Address: Health Catalyst, Inc. 3165 East Millrock Drive Suite 400 Salt Lake City, UT 84121

[Signature Page to Amendment No. 1 to the Financing Documents]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

STOCKHOLDERS:

SEQUOIA CAPITAL U.S. GROWTH FUND IV, L.P. SEQUOIA CAPITAL USGF PRINCIPALS FUND IV, L.P.

By:	SCGF IV Management, L.P., a Cayman Islands exempted limited partnership, General Partner of Each

By:	SC US (TTG P), LTD., a Cayman Islands limited liability company

Its:	General Partner

By:	/s/ Mike Dixon
Name:	Mike Dixon
Title:	Authorized Signatory

SC US GF V HOLDINGS, LTD.
a Cayman Islands exempted company

By:	Sequoia Capital U.S. Growth Fund V, L.P. and Sequoia Capital USGF Principals Fund V, L.P., both Cayman Islands Exempted Limited Partnerships, its Members

By:	SCGF V Management, L.P., a Cayman Islands Exempted Limited Partnership, its General Partner

By:	SC US (TTGP), LTD., a Cayman Islands Exempted company, its General Partner

By:	/s/ Mike Dixon
Name:	Mike Dixon
Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to the Financing Documents]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

STOCKHOLDERS:

SEQUOIA CAPITAL U.S. GROWTH FUND V, L.P.
a Cayman Islands exempted limited partnership

By:	SCGF V MANAGEMENT, L.P., a Cayman Islands exempted limited partnership, its General Partner

By:	SC US (TTGP), LTD., a Cayman Islands exempted company, its General Partner

By:	/s/ Mike Dixon
Name:	Mike Dixon
Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to the Financing Documents]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

STOCKHOLDERS:

NORWEST VENTURE PARTNERS XI, LP

By:	Genesis VC Partners XI, LLC
Its:	General Partner

By:	NVP Associates, LLC
Its:	Managing Member

By:	/s/ Promod Haque
Name:	Promod Haque
Title:	Senior Managing Partner

NORWEST VENTURE PARTNERS XII, LP

By:	Genesis VC Partners XII, LLC
Its:	General Partner

By:	NVP Associates, LLC
Its:	Managing Member

By:	/s/ Promod Haque
Name:	Promod Haque
Title:	Senior Managing Partner

[Signature Page to Amendment No. 1 to the Financing Documents]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

STOCKHOLDERS:

UPMC

By:	/s/ Talbot Heppenstall
Name:	Talbot Heppenstall
Its:	Treasurer

[Signature Page to Amendment No. 1 to the Financing Documents]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

STOCKHOLDERS:

HQC ACQUISITION, LLC

By:	/s/ Fraser Bullock
Name:	Fraser Bullock
Title:	President

[Signature Page to Amendment No. 1 to the Financing Documents]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

STOCKHOLDERS:

Leerink Transformation Fund I L.P.

By:	/s/ Todd Cozzens
Name:	Todd Cozzens
Title:	Managing Partner

[Signature Page to Amendment No. 1 to the Financing Documents]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

STOCKHOLDERS:

TENAYA CAPITAL VI, LP

By: Tenaya Capital VI GP, LLC, its General Partner

By:	/s/ Stewart Gollmer
Name:	Stewart Gollmer
Its:	Managing Director

[Signature Page to Amendment No. 1 to the Financing Documents]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

STOCKHOLDERS:

ORBIMED ROYALTY OPPORTUNITIES II, LP

By OrbiMed Advisors LLC, its investment manager

By:	/s/ W. Carter Neild
Name:	W. Carter Neild
Its:	Member

[Signature Page to Amendment No. 1 to the Financing Documents]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

STOCKHOLDERS:

SANDS CAPITAL PRIVATE GROWTH FUND, L.P.

By: Sands Capital Private Growth Fund-GP, L.P.
Its:	General Partner

By: Sands Capital Private Growth Fund-GP, LLC
Its:	General Partner

By:	/s/ Jonathan Goodman
Name:	Jonathan Goodman
Title:	General Counsel

SANDS CAPITAL PRIVATE GROWTH FUND-HC, L.P.

SANDS CAPITAL PRIVATE GROWTH FUND-HC2, L.P.

SANDS CAPITAL PRIVATE GROWTH FUND-HC3, L.P.

SANDS CAPITAL PRIVATE GROWTH FUND-HC4, L.P.

By: Sands Capital Private Growth Fund-GP, L.P., its general partner

By: Sands Capital Private Growth Fund-GP, LLC, its general partner

By:	/s/ Jonathan Goodman
Name:	Jonathan Goodman
Title:	General Counsel

[Signature Page to Amendment No. 1 to the Financing Documents]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

STOCKHOLDERS:

/s/ Steven C. Barlow
Steven C. Barlow

[Signature Page to Amendment No. 1 to the Financing Documents]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

STOCKHOLDERS:

Patricia Cardon Burton, Trustee of the Burton 2013 Descendants Trust

By:	/s/ Patricia Burton
Name:	Patricia Burton
Title:	Trustee

[Signature Page to Amendment No. 1 to the Financing Documents]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

STOCKHOLDERS:

THOMAS DAVID BURTON AND PATRICIA CARDON BURTON MULTI-GENERATIONAL TRUST II

By:	/s/ Thomas D. Burton
Name:	Thomas D. Burton
Title:	Trustee

[Signature Page to Amendment No. 1 to the Financing Documents]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

STOCKHOLDERS:

CATALYST INVESTMENTS, LLC

By:	/s/ Patricia Cardon Burton
Name: Patricia Cardon Burton, acting under Authority of the General Partner of Burton Family Pavilions, L.P.

[Signature Page to Amendment No. 1 to the Financing Documents]